Exhibit (8)(AI)

AMENDMENT TO FUND PARTICIPATION AGREEMENT BETWEEN

DELAWARE VIP TRUST, DELAWARE MANAGEMENT COMPANY,

DELAWARE DISTRIBUTORS, L.P. AND

TIAA-CREF LIFE INSURANCE COMPANY

This Amendment is made this 24th day of July, 2007, by and between Delaware VIP Trust (the “Trust”), Delaware Management Company, a series of Delaware Management Business Trust (the “Adviser”), Delaware Distributors, L.P. (the “Distributor”) and TIAA-CREF Life Insurance Company (the “Company”).

WITNESSETH:

WHEREAS, the Trust, the Adviser, the Distributor and the Company entered into a Fund Participation Agreement dated May 2, 2006 (the “Agreement”); and

WHEREAS, the parties to the Agreement have determined to amend said Agreement to include the funds offered on the Company’s Intelligent Life Flexible Premium Variance Universal Life Policy; and

WHEREAS, the parties desire to memorialize the amendment to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be amended as follows:

1. Schedule A to the Agreement is hereby deleted and replaced with a new Schedule A in the form attached hereto.

2. Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

TIAA-CREF Life Insurance Company		DELAWARE VIP TRUST

By:	/s/ Gregory E. Smith	By:	/s/ Patrick P. Coyne

Name:	Gregory E. Smith	Name:	Patrick P. Coyne

Title:	Vice President	Title:	President

DELAWARE DISTRIBUTORS, L.P.		DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust

By:	/s/ Douglas L. Anderson	By:	/s/ Patrick P. Coyne

Name:	Douglas L. Anderson	Name:	Patrick P. Coyne

Title:	Senior Vice President Operations	Title:	President

SCHEDULE A

EFFECTIVE JULY 24, 2007

TO THE

FUND PARTICIPATION AGREEMENT DATED MAY 2, 2006 BETWEEN

DELAWARE VIP TRUST, DELAWARE MANAGEMENT COMPANY,

DELAWARE DISTRIBUTORS, L.P. AND

TIAA-CREF LIFE INSURANCE COMPANY

The following Separate Accounts and Associated Contracts of TIAA-CREF Life Insurance Company are permitted in accordance with the provisions of the Participation Agreement to invest in the Designated Funds of the Delaware VIP Trust shown in Schedule B.

NAME OF SEPARATE ACCOUNT: TIAA-CREF Separate Account VLI-1

CONTRACT(S): Intelligent Life Flexible Premium Variable Universal Life Insurance Policy

NAME OF SEPARATE ACCOUNT: TIAA-CREF Separate Account VA-1

CONTRACT(S): Intelligent Variable Annuity Contract